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                                  [LETTERHEAD]


                                                                      EXH. 10.20


                               BARNETT BANK, N.A.

                         MORTGAGE AND SECURITY AGREEMENT


     THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage"), made this 30 day of September, 1996, between ECKLER INDUSTRIES, INC., a Florida corporation, whose mailing address is 5200 S. Washington Ave., Titusville, FL 32780 (the "Borrower"), and BARNETT BANK, N.A., a national banking association, whose mailing address is Post Office Box 678267, Orlando, Florida 32867-8267,
Attention:  Credit Administration Manager (the "Lender");


                              W I T N E S S E T H:

     WHEREAS, Borrower is indebted to Lender in the principal sum of TWO MILLION FOUR HUNDRED ($2,400,000.00) DOLLARS, together with interest thereon, as evidenced by that certain promissory note of even date herewith, executed by Borrower and delivered to Lender (the "Note"), which by reference is made a part hereof to the same extent as though set out in full herein, together with all modifications, renewals and extensions hereof. The Note, this Mortgage and all other documents executed in connection therewith, now or hereafter, are herein referred to as the "Loan Documents."

     NOW, THEREFORE, to secure the performance and observance by Borrower of all covenants and conditions in the Note, together with all renewals, extensions and modifications thereof, and in this Mortgage and in all other Loan Documents, and in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and for and in consideration of the sum of ONE ($1.00) DOLLAR, paid by Lender to Borrower this date, and for other valuable considerations, the receipt of which is acknowledged, Borrower does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Lender, its successors and assigns forever:


                             THE MORTGAGED PROPERTY

     1. THE LAND. All the land located in the County of Brevard, State of Florida (the "Land"), described as follows, to-wit:

     SEE EXHIBIT A ATTACHED HERETO.

     2. THE IMPROVEMENTS. TOGETHER WITH all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, appliances, equipment, furniture, and personal property of every

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nature whatsoever now or hereafter owned by Borrower and located in or on, or attached to, or used or intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and owned by Borrower, including all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing and all of the right, title and interest of Borrower in and to any such personal property or fixtures (subJect to any lien, security interest or claim) together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by Borrower or on its behalf (the "Improvements").

     3. EASEMENTS OR OTHER INTERESTS. TOGETHER WITH all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Borrower of, in and to the same, including but not limited to all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the property described in paragraphs (A), (B) and (C) (the "Property") hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Property hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Property or any part thereof.

     4. ASSIGNMENT OF RENTS. TOGETHER WITH all rents, royalties, issues, profits, revenue, income and other benefits from the Property to be applied against the indebtedness and other sums secured hereby, provided, however, that permission is hereby given to Borrower so long as no default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable, but not in advance thereof, to enforce all Borrower's rights under any lease now or hereafter affecting the Property. The foregoing assignment shall be fully operative without any further action on the part of either party and specifically Lender shall be entitled, at its option upon the occurrence of a default hereunder, to all rents, royalties, issues, profits, revenue, income and other benefits from the Property whether or not Lender takes possession of the Property. Upon any such default hereunder, the permission hereby given to Borrower to collect such rents, royalties, issues, profits, revenue,

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income and other benefits from the Property shall terminate and such permission shall not be reinstated upon a cure of the default without Lender's specific consent. Neither the exercise of any rights under this paragraph by Lender nor the application of any such rents, royalties, issues, profits, revenue, income or other benefits to the indebtedness and other sums secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

     5. ASSIGNMENT OF LEASES. TOGETHER WITH all right, title and interest of Borrower in and to any and all leases now or hereafter on or affecting the Property, together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Borrower to collect the rentals and enforce its rights under any such lease. The foregoing assignment of any lease shall not be deemed to impose upon Lender any of the obligations or duties of Borrower provided in any such lease, and Borrower agrees to fully perform all obligations of the lessor under all such leases. Upon Lender's request, Borrower agrees to send to Lender a list, or copy, of all leases covered by the foregoing assignment and as any such lease shall expire or terminate or as any new lease shall be made, Borrower shall so notify Lender in order that at all times Lender shall have a current list of all leases affecting the Property. Lender shall have the right, at any time and from time to time, to notify any lessee of the rights of Lender as provided by this paragraph. From time to time, upon request of Lender, Borrower shall specifically assign to Lender as additional security hereunder, by an instrument in writing in such form as may be approved by Lender, all right, title and interest of Borrower in and to any and all leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Borrower to collect the rentals and enforce its rights under any such lease. Borrower shall also execute and deliver to Lender any notification, financing statement or other document reasonably required by Lender to perfect the foregoing assignment as to any such lease. Upon the reasonable request of the Lender, the Borrower shall provide the Lender with estoppel letters or certificates from the various tenants, if any, occupying the Mortgaged Property, stating in detail the current status of their lease and/or occupancy of the Mortgage Property.

     This instrument constitutes an absolute and present assignment of the rents, royalties, issues, profits, revenue, income and other benefits from the Mortgaged Property, subject, however, to the conditional permission given to Borrower to collect, receive, take, use and enjoy the same and enforce its rights as provided hereinabove; provided, further, that the existence or exercise of such right of Borrower shall not operate to subordinate this assignment to any subsequent assignment, in whole or

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in part, by Borrower, and any such subsequent assignment by Borrower shall be subject to the rights of Lender hereunder.

     6.   FIXTURES AND PERSONAL PROPERTY.  TOGETHER WITH a security interest in
(i) all property and fixtures affixed to or located on the Property which, to the fullest extent permitted by law shall be deemed fixtures and a part of the Property; (ii) all articles of personal property and all materials delivered to the Property for use in any construction being conducted thereon, and owned by Borrower; (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing; (iv) all contract rights, general intangibles, water and sewer payments, leases and lease payments, eminent domain awards, insurance policies and proceeds, actions and rights in action, as all of the same may relate to the Property; (v) all contracts, agreements, licenses and permits, now or hereafter in existence, used by the Borrower in connection with the operation of any business now, or hereafter, operated on the Land; and (vi) all instruments, documents, chattel papers and general business intangibles relating to or arising from the collateral described in this paragraph (F) and all cash and noncash proceeds and products thereof. The foregoing items (i), (ii) and (iii) (hereinafter the "Tangible Property") include (a) all rights, title and interest of Borrower in and to the minerals, soil, flowers, shrubs, crops, trees, timber and other emblements now or hereafter on the Property or under or above the same or any part or parcel thereof; (b) all machinery, apparatus, equipment, fittings, fixtures, whether actually or constructively attached to the Property and including all trade, domestic and ornamental fixtures and articles of personal property of every kind and nature whatsoever now or hereafter located in, upon or under the Property or any part thereof and used or usable in connection with any present or future operation of the Property and now owned or hereafter acquired by Borrower, including, but without limiting the generality of the foregoing, all heating, air conditioning, freezing, lighting, laundry, incinerating and power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus; boilers, ranges, furnaces, oil burners or units thereof; appliances; air cooling and air conditioning apparatus; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; wall beds; refrigerators; attached cabinets; partitions; ducts and compressors; rugs and carpets; draperies; furniture and furnishings; together with all building materials and equipment now or hereafter delivered to the Property and intended to be installed therein, including but not limited to lumber, plaster, cement, shingles, roofing, plumbing, fixtures, pipe, lath, wallboard, cabinets, nails, sinks, toilets, furnaces, heaters, brick, tile, water heaters, screens, window frames, glass doors, flooring, paint, lighting fixtures and unattached refrigerating, cooking, heating and ventilating appliances and equipment; together with all proceeds,

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additions and accessions thereto and replacements thereof; (c) all of the water, sanitary and storm sewer systems now or hereafter owned by the Borrower which are now or hereafter located by, over and upon the Property or any part and parcel thereof, and which water system includes all water mains, service laterals, hydrants, valves and appurtenances, and which sewer system includes all sanitary sewer lines, including mains, laterals, manholes, sewer and water tap units, and appurtenances thereto; and (d) all paving for streets, roads, walkways or entrance ways now or hereafter owned by Borrower and which are now or hereafter located on the Property or any part or parcel thereof. The foregoing items (iv), (v) and (vi) (hereinafter the "Intangible Collateral") include (aa) all sewer permits, connection fees, impact fees, reservation fees, and other deposits or payments made in connection with the reservation, allocation, permitting or providing of wastewater treatment and potable water to the Property and any and all claims or demands relating thereto, now owned or which may hereafter be acquired by Borrower, together with all right, title, interest, equity, estate, demand or claim to the provision of wastewater treatment and potable water to the Property, now existing or which may hereafter be acquired by Borrower; (bb) all of Borrower's interest as lessor in and to all leases or rental arrangements of the Property or any part thereof, heretofore made and entered into, and in and to all leases or rental arrangements hereafter made and entered into by Borrower during the life of the security agreements or any extension or renewal thereof, together with all rents and payments in lieu of rents, together with any and all guarantees of such leases or rental arrangements and including all present and future security deposits and advance rentals; (cc) any and all awards or payments, including interest thereon and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to, taking of or decrease in the value of the Property; (dd) all of the right, title and interest of the Borrower in and to all unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter provided pursuant to the terms of security agreements, and all proceeds or sums payable for the loss of or damage to the Property herein, or rents, revenues, income, profits or proceeds from leases, franchises, concessions or licenses of or on any part of the Property; (ee) all contracts and contract rights of Borrower arising from contracts entered into in connection with development, construction upon or operation of the Property, including but not limited to, all deposits held by or on behalf of the Borrower, and all management, franchise and service agreements, related to the business now or hereafter conducted by the Borrower on the Property; (ff) all of the right, title and interest of the Borrower in and to any trade name, names of businesses, or fictitious names of any kind used in conjunction with the operation of any business or endeavor located on the Property; and (gg) all of Borrower's interest in all utility security deposits or bonds on the Prop-

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erty or any part or parcel thereof.  Borrower (Debtor) hereby grants to Lender
(Creditor) a security interest in all of the foregoing items (i) through (vi).

     7. SECURITY AGREEMENT. To the extent any of the property described encumbered by this Mortgage from time to time constitutes personal property subject to the provisions of the Florida Uniform Commercial Code (the "Code"), this Mortgage constitutes a "Security Agreement" for all purposes under the Code. Without limitation, Lender, at its election, upon Borrower's default under this Mortgage continuing beyond any applicable curative period, will have all rights, powers, privileges, and remedies from time to time available to a secured party under the provisions of the Code with respect to such property. Notwithstanding any provision of this Mortgage to the contrary, Borrower and Lender agree that, unless and until Lender affirmatively elects otherwise, all property in any manner used, useful, or intended to be used for the improvement of, or production of income from, the Land is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such items are physically attached to the Improvements; (ii) serial numbers are used for the better identification of certain equipment; or (iii) any such item is referred to or reflected in any financing statement filed or recorded at any time. Similarly, the mention in any financing statement of the rights in, or the proceeds of, any fire and/or hazard insurance policy, or any award in eminent domain proceedings for a taking or for loss of value, or Borrower's interest as lessor in any present or future lease or rights to income growing out of the use of the Mortgage Property, whether pursuant to a lease or otherwise, shall not be construed as altering any of Lender's rights as determined by this Mortgage, or otherwise available at law or in equity, or impugning the priority of this Mortgage, or the Loan Documents, or both, but such mention in any financing statement is declared to be for Lender's protection if, as, and when any court holds that notice of Lender's priority of interest, to be effective against a particular class of persons, including the Federal government and any subdivisions or entity of the Federal government, must be perfected in the manner required by the Code. Borrower agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Lender may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of such property.

     Everything referred to in paragraphs (A), (B), (C), (D), (E) (F) and (G) hereof and any additional property hereafter acquired by Borrower to be used in connection with the Property and subject to the lien of this Mortgage or intended to be so is herein referred to as the "Mortgaged Property."

     TO HAVE AND TO HOLD the same, together with all and singular the tenements, hereditaments and appurtenances thereunto belong-ing or in anywise appertaining, and the reversion and reversions, remainder or remainders, rents, issues, and profits thereof, and also all the estate, right, title, interest, homestead, dower and right of dower, separate estate, possession, claim and demand whatsoever, as well in law as in equity, of the said Borrower in and to the same, and every part thereof, with the appurtenances of the said Borrower in and to the same, and every part and parcel thereof unto the said Lender in fee simple.

     And the Borrower hereby covenants with the Lender, that the Borrower is indefeasibly seized of the Land in fee simple; that the Borrower has full power and lawful right to convey the same in fee simple as aforesaid; that the Land is and will remain free from all encumbrances except taxes for the current year; that said Borrower will make such further assurances to prove the fee simple title to the Land in said Borrower as may be reasonably required, and that said Borrower does hereby fully warrant the title to the Land, and every part thereof, and will defend the same against the lawful claims of all persons whomsoever.

     PROVIDED ALWAYS, that if the Borrower shall well and truly pay said indebtedness unto the Lender, and any renewals or extensions thereof, and the interest thereon, together with all costs, charges and expenses, including a reasonable attorney's fee, which the Lender may incur or be put to in collecting the same by foreclosure, or otherwise, and shall duly, promptly, and fully perform, discharge, execute, effect, complete, and comply with and abide by each and every stipulation, agreement, condition, and covenant of the Note and of this Mortgage, then this Mortgage and the estate hereby created shall cease and be null and void.

     And the Borrower hereby further covenants as follows:

     1. PAYMENT. That Borrower will pay all and singular the principal and interest and the various and sundry sums of money payable by virtue of the Note and this Mortgage, each and every, promptly on the days respectively the same severally become due. If any payment hereunder (other than the final payment) is not made within ten (10) days after it is due, the Borrower shall pay to Lender a late charge equal to five percent (5%) of the late payment. It is further agreed that any sums, including without limitation payments of principal and interest on said Note, which shall not be paid when due, subject to any applicable grace and/or cure periods and whether becoming due by lapse of time or by reason of acceleration under the provisions herein stated, shall bear interest at the Penalty Rate as defined in the Note and shall be secured by the lien of this Mortgage.

     2. TAXES, ETC. That Borrower will pay, when due and before any penalty attaches, all real estate taxes, tangible personal property taxes, assessments, water rates, and other governmental or municipal charges, fines, or impositions, on the Mortgaged Property for which provision has not been made herein-

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before, and in default thereof the Lender may pay the same, and all such sums so paid by the Lender shall be immediately due and payable, and shall be secured by the lien of this Mortgage; and the Borrower will promptly deliver the official receipts therefor to the Lender. On or before March 1st of each year during the term of this Mortgage, the Borrower shall provide the Lender with paid receipts evidencing the payment of all real estate and tangible personal property taxes due with respect to the Mortgaged Property.

     3. WASTE; REPAIRS. That Borrower will permit, commit, or suffer no waste, impairment, or deterioration of the Mortgaged Property or any part thereof; and in the event of the failure of the Borrower to keep any buildings on said premises and those to be erected on the Mortgaged Property or improvements thereon, in good repair, the Lender may, after giving the Borrower written notice and ten (10) days to cure any such defects, make such repairs, as in its discretion, it may deem necessary for the proper preservation thereof, and the full amount of each and every such payment shall be immediately due and payable, and shall be secured by the lien of this Mortgage.

     4. USE AND ALTERATION OF MORTGAGED PROPERTY. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the nature of the occupancy for which the Mortgaged Property was intended at the time this Mortgage was executed. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender's written consent. Borrower shall not make any change in the use of the Mortgaged Property which will create a fire or other hazard not in existence on the date hereof, nor shall Borrower in any way increase any hazard. Without the prior written consent of Lender, no building or improvement may be erected on the Land, nor may Borrower structurally remove or demolish any building or improvement, nor may Borrower materially structurally alter any building or improvement that would change the use of the Mortgaged Property or that would otherwise decrease its value, nor shall any fixture or chattel covered by this Mortgage be removed at any time unless simultaneously replaced by an article of equal kind, quality and value owned by Borrower, and which is unencumbered except by the lien of this Mortgage and other instruments of security securing the Note.

     5. SURFACE ALTERATION AND MINERAL RIGHTS. Borrower shall not consent to, permit or indulge in any entry, either by itself or by any others, upon the surface of the Land for the purpose of exploration, drilling, prospecting, mining, excavation or removal of any earth, sand, dirt, rock, minerals, oil or any other substance without the Lender's approval and written consent.

     6. COLLECTION EXPENSES. All parties liable for the payment of the Note agree to pay the Lender all costs incurred by the Lender, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such costs and expenses shall include, but are not limited to, reasonable attorneys, fees, filing fees, costs of publication, deposition fees, stenographer fees, witness fees, title search or abstract costs and other court and related costs incurred or paid by Lender in any action, proceeding or dispute in which Lender is made a part or appears as a party plaintiff or party defendant because of the failure of the Borrower promptly and fully to perform and comply with all conditions and covenants of this Mortgage, the Note secured hereby, or any other Loan Document, including but not limited to, the foreclosure of this Mortgage, condemnation of all or part of the Mortgaged Property, or any action to protect the security thereof. Sums advanced by the Lender for the payment of collection costs and expenses shall accrue interest at the Penalty Rate, as defined in the Note, from the time they are advanced or paid by the Lender, and shall be due and payable upon payment by Lender without notice or demand and shall be secured by the lien of the Mortgage.

     7. ATTORNEYS' FEES. All parties liable for the payment of the Note agree to pay the Lender reasonable attorneys, fees incurred by the Lender, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such reasonable attorneys, fees shall include, but not be limited to, fees for attorney's, paralegal's, legal assistant's, and expenses incurred in any and all judicial, bankruptcy, reorganization, administrative receivership, or other proceedings effecting creditor's rights and involving a claim under the Note or any Loan Document, which such proceedings may arise before or after entry of a final judgment. Such fees shall be paid regardless whether suit is brought and shall include all fees incurred by Lender at all trial and appellate levels including bankruptcy court. Sums advanced by the Lender for the payment of attorneys, fees shall accrue interest at the Penalty Rate, as defined in the Note, from the time they are advanced by the Lender, and shall be due and payable upon payment by Lender without notice or demand and shall be secured by the lien of the Mortgage.

     8.   INSURANCE.

          (a) TYPES OF COVERAGE; ASSIGNMENT; APPLICATION OF FUNDS. Borrower shall keep the Mortgaged Property insured for the benefit of Lender against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke; and such other hazards, including, but not limited to, six (6) months business interruption insurance covering loss of rents, revenues, income, profits or proceeds from leases, franchises, concessions or licenses of or on any part of the Mortgaged Property, as Lender may from time to time require; all in amounts approved by Lender not less than one hundred percent (100%) of full insurable value; all insurance herein provided for shall be in form and underwritten by companies approved by Lender; and, regardless of the types or amounts of insurance required and approved by Lender, Borrower shall assign and deliver to Lender. All such policies of insurance and renewals thereof which insure against any loss or damage to the Mortgaged Property shall be held by the Lender and shall contain a non-contributory standard Mortgagee's endorsement making losses payable to the Lender as its interest may appear. Borrower shall furnish to Lender evidence of insurable value, upon request, at no cost to Lender. The delivery of the insurance policies shall constitute an assignment, as further security, of all unearned premiums existing from time to time thereon. In event of loss, Borrower will give immediate notice by mail to Lender, and Lender may make proof of loss if not made promptly by Borrower, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender instead of to Borrower and Lender jointly, and the insurance proceeds, or any part thereof, may be applied by Lender either to the repayment of monies paid or advanced by Lender on behalf of the Borrower, or to the payment of interest due on the Note, or to the payment of principal due under the Note or to the restoration or repair of the Mortgaged Property as the Lender, at its sole option, may elect.

          (b) PUBLIC LIABILITY INSURANCE. The Borrower shall at all times maintain public liability insurance and Workers Compensation policies insuring against all claims for personal or bodily injury, death or property damage occurring upon, in or about the Mortgaged Property in amounts not less than $1,000,000.00 for injury or damage to any one person and $1,000,000.00 for injury or damage from any one accident and $100,000.00 for property damage. Such insurance coverage shall be in form and with companies approved by the Lender. Borrower shall furnish to Lender evidence that such insurance is in effect, upon request, at no cost to Lender. All such policies shall name Lender as an additional insured.

          (c) FLOOD INSURANCE. If required, insurance under the Federal Flood Insurance program shall be maintained at all times within the minimum requirements and amounts required under said program for federally financed or assisted loans under the Flood Disaster Protection Act of 1973, as amended.

          (d) MINIMUM INSURANCE COVERAGE. In the absence of written direction from Lender, the insurance amount required herein shall not be less than such amount as may be required to prevent Borrower from becoming co-insurer under the terms of any applicable policy, or the amount of the indebtedness secured hereby, whichever is greater.

          (e) RENEWAL. Not less than thirty (30) days prior to the expiration date of each policy of insurance required of Borrower pursuant to this paragraph, and of each policy of insurance held as additional collateral to secure the indebtedness secured hereby, Borrower shall deliver to Lender a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Lender.

          (f) NOTICE OF CANCELLATION. All policies of insurance shall provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Lender and Borrower of written notice thereof.

          (g) FORECLOSURE; SUCCESSOR IN INTEREST. In the event of a foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment of the indebtedness secured hereby, the purchaser of the Mortgaged Property shall succeed to all the rights of Borrower, including any right to unearned premiums, in and to all policies of insurance assigned and delivered to Lender, with respect to all property herein encumbered.

          (h) FAILURE TO PROVIDE INSURANCE. Borrower agrees to deliver to Lender, within ten (10) days from the date of this Agreement, evidence of the required insurance as provided above, with an effective date of September 30, 1996, or earlier. Borrower acknowledges and agrees that if Borrower fails to provide any required insurance or fails to continue such insurance in force, Lender may do so at Borrower's expense as provided in the security documents. The cost of any such insurance, at the option of Lender, shall be (1) payable on demand; (2) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during either (a) the terms of any applicable insurance policy or (b) the remaining term of the Loan; or (3) be treated as a balloon payment which will be due and payable at the Loan's maturity. Any amount expended by Lender will bear interest at the rate of charged under the Loan from the date incurred or paid by Lender to the date of full repayment by Borrower.

     BORROWER ACKNOWLEDGES THAT IF LENDER SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE REAL ESTATE, UP TO THE BALANCE OF THE LOAN; HOWEVER, BORROWER'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

     9. EVENTS OF DEFAULT. The occurrence of any of the following constitutes an Event of Default by Borrower under this

Mortgage and, at the option of the Lender, under the Loan Documents:

          (a) SCHEDULED PAYMENT. Borrower's failure to make any payment required by the Note within ten (10) days of the due date thereof, without further notice or demand.

          (b) MONETARY DEFAULT. Borrower's failure to make any other payment required by this Mortgage, or the other Loan Documents, or both, within ten (10) days after written demand therefor.

          (c) OTHER. Borrower's continued failure to perform any other obligation imposed upon Borrower by this Mortgage, for a period of ten (10) days after written demand; provided (i) if Borrower reasonably cannot perform within such ten (10) day period, and in Lender's judgment, Lender's security reasonably will not be impaired, Borrower may have such additional time to perform as Borrower reasonably may require, provided and for so long as Borrower proceeds with due diligence to cure said default; and (ii) if Lender's security reasonably will be materially impaired if Borrower does not perform in less than ten (10) days, Borrower will have only such period following written demand in which to perform as Lender reasonably may specify.

          (d) REPRESENTATION. Any verbal or written representation, statement or warranty of Borrower, any co-signer, endorser, surety or guarantor of the Note, contained in the Note, this Mortgage or any other Loan Document, or in any certificate delivered pursuant hereto, or in any other instrument or statement made or furnished in connection herewith, proves to be incorrect or misleading in any material respect as of the time when the same shall have been made, including, without limitation, any and all financial statements furnished by Borrower to Lender as an inducement to Lender's making the loan evidenced by the Note or pursuant to any provision of this Mortgage.

          (e) DEATH/INCOMPETENCY/INSOLVENCY. The dissolution or insolvency of, the appointment of a receiver by or on the behalf of, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against, Borrower.

          (f) INSECURITY. A good faith determination by Lender at any time that Lender is insecure, that the prospect of any payment is impaired or that the collateral securing the Note is insecure provided however, Lender shall not be unreasonable, arbitrary or capricious in making this determination.

          (g) TRANSFER OF ASSETS. A transfer of a substantial part of Borrower's money or property.

          (h) DEFAULT UNDER LEASE. A failure of the Tenant to pay rent due under the Lease within thirty (30) days after its due date or the existence of any other event of default under the Lease which is not cured within thirty (30) days; provided, however, that no such Event of Default will be deemed to have occurred if the Borrower shall have re-leased the Mortgaged Property to another tenant at a rental rate which shall provide a minimum of 1:1 debt service coverage.

          (i) DEFAULT UNDER LOAN DOCUMENT. An Event of Default under any Loan Document exists and continues beyond any applicable cure period.

     10. REMEDIES. Upon the occurrence of any default continuing beyond any applicable curative period under this Mortgage, as provided in the preceding paragraph, Lender may exercise any one or more of the following rights and remedies, in addition to all other rights and remedies otherwise available at law or in equity:

          (a) OTHER DOCUMENTS. To pursue any right or remedy provided by the Loan Documents including the right to sue for collection of all sums due and payable in connection with the indebtedness secured hereby.

          (b) ACCELERATION. To declare the entire unpaid amount of the indebtedness secured hereby immediately due and payable.

          (c) FORECLOSURE. To foreclose the lien of this Mortgage, and obtain possession of the Mortgaged Property, or either, by any lawful procedure.

          (d) CODE RIGHTS. To exercise any right or remedy available to Lender as a secured party under the Code, as it from time to time is in force and effect, with respect to any portion of the Mortgaged Property or the Intangible Collateral then constituting property subject to the provisions of the Code; or Lender, at its option, may elect to treat the Mortgaged Property or the Intangible Collateral, or any combination, as real property, or an interest therein, for remedial purposes.

          (e) RECEIVER. To apply, on ex parte motion to any court of competent jurisdiction, for and obtain the appointment of a receiver to take charge of, manage, preserve, protect, complete construction of, and operate the Mortgaged Property, and any business or businesses situated thereon, or any combination; to collect the rents; to make all necessary and needed repairs; to pay all taxes, assessments, insurance premiums, and all other costs incurred in connection with the Mortgaged Property; and, after payment of the expenses of the receivership, including reasonable attorneys, and legal assistants, fees, and after compensation to the receiver for management and completion of the Mortgaged Property, to apply all net proceeds derived therefrom in reduction of the indebtedness secured hereby or in such other manner as the court shall direct. The appointment of such receiver shall be a matter of strict right to Lender, regardless of the adequacy of the security or of the solvency of any party obligated for payment of the indebtedness secured hereby. All expenses, fees, and compensation incurred pursuant to any such receivership shall be secured by the lien of this Mortgage until paid. The receiver, personally or through agents, may exclude Borrower wholly from the Mortgaged Property and have, hold, use, operate, manage, and control the Mortgaged Property, and may in the name of Borrower exercise all of Borrower's rights and powers to maintain, construct, operate, restore, insure, and keep insured the Mortgaged Property in such manner as such receiver deems appropriate.

          (f) OTHER SECURITY. Lender may proceed to realize upon any and all other security for the indebtedness secured hereby in such order as Lender may elect; and no such action, suit, proceeding, judgment, levy, execution, or other process will constitute an election of remedies by Lender, or will in any manner alter, diminish, or impair the lien and security interest created by this Mortgage, unless and until the indebtedness secured hereby is paid in full.

          (g) ADVANCES. To advance such monies, and take such other action, as is authorized by Paragraphs 2, 3 and 8 above. All such advances shall bear interest at the Penalty Rate, as defined in the Note, and shall be immediately due and payable by Borrower to Lender without demand therefor, and such advances together with interest and costs accruing thereon shall be secured by this Mortgage.

     11. EXERCISE OF REMEDIES. The remedies of Lender as provided in the Loan Documents, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act, or omission or commission or waiver of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective unless set forth in a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

     12. EMINENT DOMAIN. If at any time all, or any portion, of the Mortgaged Property shall (i) be taken or damaged by condemnation proceedings under the power of eminent domain, or (ii) be the subject of an inverse condemnation action, all compensation awarded or otherwise paid shall be paid directly to the Lender and applied to the repayment of monies paid or advanced by the Lender on behalf of the Borrower, or to the payment of interest due on the Note, or to the payment of principal due under the Note as the Lender, at its sole option, may elect.

     13. CONSENT TO TRANSFER. In the event the Borrower, without the prior written consent of the Lender, (a) shall sell, convey, transfer (including a transfer by agreement for deed or land contract) the Mortgaged Property or any part thereof or any interest therein, or (b) shall be divested of title or any interest in the Mortgaged Property in any manner or way, whether voluntary or involuntary, or (c) enters into an oral or written agreement to lease the entire fee simple interest of the Mortgaged Property (and not simply the improvements or buildings located thereon) not in the ordinary course of business or (d) further encumbers the Mortgaged Property then the entire balance of the indebtedness evidenced by the Note shall be accelerated and become immediately due and payable, at the option of the Lender upon ten (10) days written notice to the Borrower. In the event the Lender elects to accelerate the entire balance of the indebtedness, the Lender shall have no obligation to allege or show any impairment of its security and may pursue any legal or equitable remedies for default in such payment without allegation or showing. It is specifically understood by the parties that as a condition of granting its approval required by this paragraph, the Lender may adjust the interest rate stated in the Note.

     14. FUTURE ADVANCES. Upon request of Borrower, Lender, at Lender's option, within twenty (20) years from date of this Mortgage, may make future advances to Borrower. It is hereby specifically agreed that any sum or sums which may be loaned or advanced by the Lender to the Borrower at any time after the recording of this Mortgage, together with interest thereon at the rate agreed upon at the time of such loan or advance, shall be equally secured with and have the same priority as the original indebtedness and be subject to all the terms and provisions of this Mortgage, providing that the aggregate amount of principal outstanding at any time shall not exceed an amount equal to two and one-half (2 1/2) times the principal amount originally secured hereby.

     15. FINANCIAL STATEMENTS. The Borrower will keep its books of account in accordance with generally accepted accounting practices.


     16. ENVIRONMENTAL AGREEMENT. Borrower and Lender have executed an Environmental Agreement of even date herewith which by reference is made a part hereof.

          Any breach of any warranty, representation or agreement contained in this Section shall be a default hereunder and shall entitle Lender to exercise any and all remedies provided in this Mortgage or otherwise permitted by law.

          The provisions of this paragraph will survive the foreclosure of this Mortgage or any deed in lieu of foreclosure delivered to Lender by Borrower.

     17. AFTER ACQUIRED PROPERTY. Without the necessity of any further act of Borrower or Lender, the lien of, and security interest created by, this Mortgage automatically will extend to and include (i) any and all renewals, replacements, substitutions, accessions, proceeds, products, or additions of or to the Mortgage Property, the Rents, and the Intangible Collateral, and (ii) any and all monies and other property that from time to time may, either by delivery to Lender or by any instrument (including this Mortgage) be subjected to such lien and security interest by Borrower, or by anyone on behalf of Borrower, or with the consent of Borrower, or which otherwise may come into the possession or otherwise be subject to the control of Lender pursuant to this Mortgage, or the Loan Documents, or both.

     18. APPRAISAL. Notwithstanding any term or provision hereof to the contrary, if at any time the Lender in its sole discretion reasonably believes that the value of the Mortgaged Property may have declined or that the value of the Mortgaged Property is less than the value utilized by the Lender at the time of loan approval or renewal, within thirty (30) days from Lender's written request to Borrower therefor, Borrower shall provide Lender, at Borrower's sole cost and expense, a current appraisal of the Mortgaged Property to be ordered by the Lender from an appraiser designated by Lender and in form and content as required by Lender. Borrower shall cooperate fully with any such appraiser and provide all such documents and information as such appraiser may request in connection with such appraiser's performance and preparation of such appraisal. Borrower's failure to promptly and fully comply with Lender's requirements under this paragraph shall, without further notice, constitute an Event of Default under this Mortgage, the Note and the other Loan Documents.

     19. INSPECTION. Lender shall be entitled to inspect the Mortgaged Property at all reasonable times and Borrower agrees to permit Lender, or its agents or employees, access to the Mortgaged Property for such purpose.

     20. CHOICE OF LAW AND VENUE. This Mortgage shall be governed by the Laws of the State of Florida, and the United States of America, whichever the context may require or permit. The Borrower and all guarantors, if any, expressly agree that proper venue for any action which may be brought under this Mortgage in addition to any other venue permitted by law shall be any county in which property encumbered by the Mortgage is located as well as Brevard County, Florida. Should Lender insti-tute any action under this Mortgage, the Borrower and all guarantors, if any, hereby submit themselves to the jurisdiction of any court sitting in Florida.

     21. DEBTOR-CREDITOR RELATIONSHIP ONLY. It is understood by and between Lender and its successors, or assigns, and the Borrower, that the funds received on the Note which are secured by this Mortgage create the relationship of Lender and Borrower, and it is not the intention of the parties to create the relationship of a partnership, a joint venture or syndicate, or mutual enterprise or endeavor.

     22. TAXES ON NOTE AND MORTGAGE. To pay any and all taxes which may be levied or assessed directly or indirectly upon the Note and this Mortgage (except for income taxes payable by the holder thereof) or the debt secured hereby, without regard to any law which may be hereafter enacted imposing payment of the whole or any part thereof upon the Lender, its successors or assigns. Upon violation of this agreement, or upon the rendering by any court of competent jurisdiction of a decision that such an agreement by the Borrower is legally inoperative, or if any court of competent jurisdiction shall render a decision that the rate of said tax when added to the rate of interest provided for in said Mortgage Note exceeds the then maximum rate of interest allowed by law, then, and in any such event, the debt hereby secured shall, at the option of the Lender, its successors or assigns, become immediately due and payable, anything contained in this Mortgage or in the Note secured hereby notwithstanding, without the imposition of premium or penalty. The additional amounts which may become due and payable hereunder shall be part of the debt secured by this Mortgage.

     23. TIME OF THE ESSENCE. Time is of the essence with respect to each provision of this Mortgage where a time or date for performance is stated. All time periods or dates for performance stated in this Mortgage are material provisions of this Mortgage.

     24. CAPTIONS AND PRONOUNS. The captions and headings of the various sections of this Mortgage are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

     25. INDEMNIFICATION AGREEMENT. The Borrower hereby indemnifies the law firm of GRAY, HARRIS & ROBINSON, P.A., and all of its attorneys, including, but not limited to D. A. NOHRR, ESQ., from any and all loss, cost, expense, damage or claim, whether or not valid, including attorneys, fees and disbursements, arising under or in any way connected with Section 697.10 of the Florida Statutes or any similar law. The Borrower hereby verifies and confirms all factual information in this Mortgage, including the accuracy and correctness of the legal description set forth herein. In the event any factual errors are found in this Mortgage or in the legal description, the Borrower shall, at its own cost and expense, promptly correct or cause to be corrected subsequent to the date hereof any and all such errors with no further liability incurred by counsel for either the Borrower or the Lender. The Borrower shall promptly pay or cause to be paid all damages, claims or any other costs whatsoever arising out of any impairment of title due to or caused by any inaccuracy or incorrectness of the legal description set forth herein. Notwithstanding the foregoing, all rights are preserved against the Lender's title insurer, the surveyor, the engineer, if any, and the appraiser, if any, and after payment is made by the Borrower, the Borrower shall be subrogated to such rights.

     26. NON-HOMESTEAD. The Borrower has never resided on the Land and the Land does not now nor has it ever constituted the constitutional homestead of the Borrower.

     27. TRUTH-IN-LENDING PROVISION. The Borrower hereby represents and certifies that the extension of credit secured by this Mortgage is exempt from any and all provisions of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) and Regulation "Z" of the Board of Governors of the Federal Reserve System; because it is an organization fully excluded therefrom, and/or also because the loan or credit represented by this Mortgage and the Note is only for business or commercial purposes of the Borrower other than agricultural purposes and the proceeds of the loan are not being used for personal, family, household or agricultural purposes.

     28. NOTICE. Any written notice, demand or request that is required to be made in any of the Loan Documents shall be served in person, or by registered or certified mail, return receipt requested, or by express mail or similar courier service, addressed to the party to be served at the address set forth in the first paragraph hereof. The addresses stated herein may be changed as to the applicable party by providing the other party with notice of such address change in the manner provided in this paragraph. In the event that written notice, demand or request is made as provided in this paragraph, then in the event that such notice is returned to the sender by the United States Postal Service because of insufficient address or because the party has moved or otherwise, other than for insufficient postage, such writing shall be deemed to have been received by the party to whom it was addressed on the date that such writing was initially placed in the United States Postal Service or courier service by the sender.

     29. WAIVER OF TRIAL BY JURY. The Borrower and the Lender knowingly, voluntarily and intentionally waive the right either may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Mortgage and any agreement contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. This provision is a material inducement for the Lender entering into the loan evidenced by this Mortgage.

     The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors, and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

     IN WITNESS WHEREOF, the Borrower has executed these presents the day and year first above written in manner and form sufficient to be binding.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:
                                        BORROWER:
[SEAL]
                                        ECKLER INDUSTRIES, INC., a Florida
                                        corporation


/s/ Donald A. Nohrr                     By: /s/ Ralph H. Eckler
--------------------------------           --------------------------------
Witness Signature                           RALPH H. ECKLER, President

Donald A. Nohrr                         Address:  5200 S. Washington Ave.
--------------------------------                  Titusville, FL 32780
Print Witness Name

/s/ Barry H. Chait
--------------------------------
Witness Signature

Barry H. Chait
--------------------------------
Print Witness Name

STATE OF FLORIDA    )
                    )  ss:
COUNTY OF BREVARD   )

     THE FOREGOING INSTRUMENT was acknowledged before me this 30th day of September, 1996, by RALPH H. ECKLER, as President of ECKLER INDUSTRIES, INC., a Florida corporation, who is personally known to me, or who produced Fl. Driver's License as identification, and who did take an oath.


                                        /s/ Kim Marie Dexter
                                        __________________________________
                                        Notary Public Signature
My commission expires:
July 22, 1999                           Kim Marie Dexter

LEGAL DESCRIPTION

PARCEL A:

A parcel of land lying in Section 26, Township 22 South, Range 35 East, Brevard County, Florida, being a portion of Lots 27, 28, 29, 30, 31, 32, 33 and 34 of the PLAT OF SECOND ADDITION TO INDIAN RIVER CITY, FLORIDA as recorded in Plat Book 2, page 73, of the Public Records of Brevard County, Florida, together with a portion of Government Lot 2 of said Section 26, all of which is lying West of the Westerly right-of-way line of State Road No. 5 (a 200.00 foot wide right-of-way as described in Official Records Book 515, pages 513 and 515 of said Public Records) and East of the Easterly right-of-way line of The Florida East Coast Railway Company (A 100.00 foot wide right-of-way as currently existing), being more particularly described as follows:

Begin at the intersection of the North line of Lot 27 of said PLAT OF SECOND ADDITION TO INDIAN RIVER CITY, with the Westerly right-of-way line of said State Road No. 5, said point being the Point-of-Beginning of the herein described parcel; thence run 5.00 degrees 04'48"W., along said Westerly right-of-way line a distance of 568.86 feet to the Point-of-Curvature of a circular curve to the left having a radius of 2,964.93 feet; thence continue Southerly along said right-of-way line and the arc of said curve through a central angle of 03 degrees 03'07" for a distance of 157.93 feet; thence N. 89 degrees 25'12" W., parallel with and 25.00 feet North of by perpendicular measurement from the North line of the lands described in Official Records Book 642, pages 978, 979 and 980 of said Public Records a distance of 250.00 feet; thence N 00 degrees 34'48" E., perpendicular to said North line a distance of 439.61 feet to a point lying on the Northerly line of a 10.00 foot wide Florida Gas Transmission Company Easement as recorded in Official Records Book 665, pages 458 and 459 of said Public Records, also being the Northerly right-of-way line of a vacated
40.00 foot wide railroad spur line thence N. 52 degrees 21'36" W., along said Northerly right-of-way line of vacated railroad spur line a distance of 306.59 feet to a point lying on the South line of Lot 27 of said PLAT OF SECOND ADDITION TO INDIAN RIVER CITY; thence N. 69 degrees 41'21" W., along said South line of Lot 27 a distance of 101.72 feet to a point lying on the Easterly right-of-way line of said Florida East Coast Railway Company, said point also lying on the arc of a circular curve concave in the Northeast with a radial bearing of S. 63 degrees 18'40" W., and having a radius of 2,814.66 feet, thence Northwesterly along said Easterly right-of-way line and the arc of said curve through a central angel of 02 degrees 15'45" for a distance of 111.15 feet to the Northwest corner of Lot 27 of said PLAT OF SECOND ADDITION TO INDIAN RIVER CITY; thence S. 89 degrees 41'21" E., along the North line of said Lot 27 a distance of 634.80 feet to the Point-of-Beginning of the described parcel.

PARCEL B:

A parcel of land lying in Section 26, Township 22 South, Range 35 East, Brevard County, Florida, being a portion of Lots 27, 28, 29, 30, 31, 32, 33 and 34 of the PLAT OF SECOND ADDITION TO INDIAN RIVER CITY, FLORIDA as recorded in Plat Book 2, page 73, of the Public Records of Brevard County, Florida, together with a portion of Government Lot 2 of said Section 26, all of which is lying West of the Westerly right-of-way line of State Road No. 5 (a 200.00 foot wide right-of-way as described in Official Records Book 515, pages 513 and 515 of said Public Records) and East of the Easterly right-of-way line of the Florida East Coast Railway Company (a 100.00 foot wide right-of-way as currently existing), being more particularly described as follows:

Commence at the intersection of the North line of Lot 27 of said PLAT OF SECOND ADDITION TO INDIAN RIVER CITY, with the Westerly right-of-way line of said
State Road No. 5 and run S. 00 degrees 04'48" W., along said Westerly right-of-way line a distance of 568.86 feet to the Point-of-Curvature of a circular curve to the left having a radius of 2,964.93 feet; thence continue Southerly along said right-of-way line and the arc of said curve through a central angle of 03 degrees 03'07" for a distance of 157.93 feet to the Point-of-Beginning of the herein described parcel; thence continue Southerly along the arc of said curve through a central angle of 00 degrees 29'03" for a distance of 25.05 feet to the Northeast corner of the lands described in Official Records Book 642, pages 978, 979 and 980 of said Public Records, thence N. 89 degrees 25'12" W., along the North line of said lands a distance of 336.01 feet to a point lying on the Easterly right-of-way line of said Florida East Coast Railway Company, said point also lying on the arc of a circular curve concave to the Southwest with a radial bearing of N. 72 degrees 10'13" E., and having a radius of 5,808.32 feet, thence Northwesterly along said Easterly right-of-way line and the arc of said curve through a central angle of 03 degrees 10'32" for a distance of 524.67 feet to the Point-of-Tangency of said curve; thence N. 23 degrees 00'20" W., continuing along said Easterly right-of-way line a distance of 199.35 feet to a point lying on the arc of a circular curve concave to the Northeast with a radial bearing of S. 62 degrees 09'48" W., and having a radius of 2,814.66 feet; thence Northwesterly along said Easterly right-of-way line and the arc of said curve through a central angle of 01 degrees 08'52" for a distance of 56.38 feet to the Southwest corner of Lot
27 of said PLAT OF SECOND ADDITION TO INDIAN RIVER CITY; thence S. 89 degrees 42'21" E., along the South line of said Lot 27 a distance of 101.72 feet to a point lying on the Northerly line of a 10.00 foot wide Florida Gas Transmission Company Easement as recorded in Official Records Book 665, pages 458 and 459 of said Public Records, also being the Northerly right-of-way line of a vacated
40.00 foot wide railroad spur line; thence S. 52 degrees 21'36" E., along said Northerly right-of-way line of vacated railroad spur line a distance of 306.59 feet; thence S. 00 degrees 34'48" W., perpendicular to the North line of the lands described in Official Records Book 642, pages 978, 979 and 980 of said Public Records a distance of 439.61 feet; thence S. 89 degrees 25'12" E., parallel with and 25.00 feet North of by perpendicular measurement from said North line a distance of 250.00 feet to the Point-of-Beginning of the described parcel.

Parcel 1

The North 154 feet of the following described property:
Start at the SW corner of Government Lot 2, Section 26, Township 22 South, Range 35 East, Brevard County, Florida; thence run S. 89 deg. 25'12"E. on the South line of said Lot 2, 429.50 feet to the East Right-of-Way line of Florida East Coast Railway as relocated; thence N. 15 deg. 51'12"W., 208.52 feet along said East Right-of-Way line to the P.O.B., and the SW corner of lands herein described, thence continue on East Right-of-Way aforesaid N. 15 deg. 51'12"W.,
228.32 feet; thence N. 16 deg. 7'22"W., 189.15 feet on a chord of a curve whose radius is 5,789.65 feet, concave to the Southwest with an angle of 1 deg. 52'19"; thence departing from the F.E.C. R/W S. 89 deg. 25'12"E., 336.34 feet to the West Right-of-Way of U.S. Highway #1, as relocated; thence along said West Right-of-Way of U.S. Highway #1, S. 5 deg. 23'14"E., 201.10 feet on a chord of a curve whose radius is 2,964.93 feet, an angle of 3 deg. 53'13", concave to the NE; thence continue on the same curve S. 9 deg. 17'33"E., 203.00 feet on the chord of a curve, radius 2,964.93 feet, angle 3 deg. 55'25", thence N. 89 deg. 25'12"W., 270.56 feet to the Point of Beginning.

Containing 1.12 acres of land, more or less.

Parcel 2

Start at the SW corner of Government Lot 2, Section 26, Township 22 South, Range 35 East, Brevard County, Florida; thence run S. 89 deg. 25'12"E. on the South line of said Lot 2, 429.50 feet to the East Right-of-Way line of Florida East Coast Railway as relocated; thence N. 15 deg. 51'12"W., 208.52 feet along said East Right-of-Way line to the P.O.B., and the SW corner of lands herein described; thence continue on East Right-of-Way aforesaid N. 15 deg. 51'12"W.,
228.32 feet; thence N. 16 deg. 47'22"W., 189.15 feet on a chord of a curve whose radius is 5,789.65 feet, concave to the Southwest with an angle of 1 deg. 52'19"; thence departing from the F.E.C. R/W S. 89 deg. 25'12"E., 336.34 feet to the West Right-of-Way of U.S. Highway #1, as relocated; thence along said West Right-of-Way of U.S. Highway #1, S. 5 deg. 23'14"E., 201.10 feet on a chord of a curve whose radius is 2,964.93 feet, an angle of 3 deg. 53'13" concave to the NE; thence continue on the same curve S. 9 deg. 17'33"E., 203.00 feet on the chord of a curve, radius 2,964.93 feet, angle 3 deg. 55'25", thence N. 89 deg. 25'12"W., 270.56 feet to the Point of Beginning; Less and except the North 154 feet as described in Official Records Book 2431, Page 2184, of the Public Records of Brevard County, Florida.

Containing 1.61 acres of land, more or less.